Exhibit 99.1

For investors	For media
+1 858-836-5000	+1 858-289-7272
investorrelations@resmed.com	news@resmed.com

ResMed Inc. Announces Results for the First Quarter of Fiscal Year 2024

•	Year-over-year revenue grows 16%, operating profit up 5%, non-GAAP operating profit up 10%

•	Expects to resume its share repurchase program during upcoming quarter

Note: A webcast of ResMed’s conference call will be available at 4:30 p.m. ET today at http://investor.resmed.com

SAN DIEGO, October 26, 2023 – ResMed Inc. (NYSE: RMD, ASX: RMD) today announced results for its quarter ended September 30, 2023.

First Quarter 2024 Highlights

All comparisons are to the prior year period

•	Revenue increased by 16% to $1.1 billion; up 15% on a constant currency basis

•	Gross margin contracted 250 bps to 54.4%; non-GAAP gross margin contracted 160 bps to 56.0%

•	Income from operations increased 5%; non-GAAP operating profit up 10%

•	Operating cash flow of $286.3 million

•	Diluted earnings per share of $1.49; non-GAAP diluted earnings per share of $1.64

“ResMed has started Fiscal Year 2024 with strong revenue growth driven by ongoing patient flow and solid demand across our global sleep and respiratory care markets, alongside increasing adoption of our outside hospital software solutions,” said Mick Farrell, ResMed’s CEO. “Our ability to meet global demand with technologies, including our best-in-class AirSense 11 platform, has positioned us well to continue growing across global markets, with particularly strong growth this quarter in Europe, Asia, and beyond. We’ve begun rolling out AI-driven software products into our digital health ecosystem that I believe will create a new class of offerings that will allow us to continue to drive long-term, profitable growth. New patient starts on our physician and provider-facing platform, called AirView, and our patient-facing app, called myAir, show very strong patient flow. With these increasing rates of patients activated into the healthcare funnel, I am more confident than ever in our growth strategy and our ability to achieve our goal of improving 250 million lives in 2025.”

RMD First Quarter 2024 Earnings Press Release – October 26, 2023	Page 2 of 10

Financial Results and Operating Metrics

Unaudited; $ in millions, except for per share amounts

	Three Months Ended
	September 30, 2023	September 30, 2022	% Change	Constant Currency (A)
Revenue	$1,102.3	$950.3	16%	15%
Gross margin	54.4%	56.9%	(4)
Non-GAAP gross margin (B)	56.0%	57.6%	(3)
Selling, general, and administrative expenses	222.9	193.9	15	14
Research and development expenses	75.7	63.2	20	21
Income from operations	289.0	275.7	5
Non-GAAP income from operations (B)	318.8	290.8	10
Net income	219.4	210.5	4
Non-GAAP net income (B)	241.2	222.1	9
Diluted earnings per share	$1.49	$1.43	4
Non-GAAP diluted earnings per share (B)	$1.64	$1.51	9

(A)

In order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency fluctuations, we provide certain financial information on a “constant currency” basis, which is in addition to the actual financial information presented. In order to calculate our constant currency information, we translate the current period financial information using the foreign currency exchange rates that were in effect during the previous comparable period. However, constant currency measures should not be considered in isolation or as an alternative to U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

(B)	See the reconciliation of non-GAAP financial measures in the table at the end of the press release.

Discussion of First Quarter Results

All comparisons are to the prior year period unless otherwise noted

•	Revenue grew by 15 percent on a constant currency basis, driven by increased demand for our sleep and respiratory care devices.

•	Revenue in the U.S., Canada, and Latin America, excluding Software-as-a-Service, grew by 10 percent.

•	Revenue in Europe, Asia, and other markets, excluding Software-as-a-Service, grew by 18 percent on a constant currency basis.

•	Software-as-a-Service revenue increased by 32 percent, reflecting incremental revenue from our acquisition of MEDIFOX DAN and continued organic growth in our SaaS portfolio.

•

Gross margin decreased by 250 basis points and non-GAAP gross margin decreased by 160 basis points, mainly due to costs associated with a field safety notification on Astral devices and higher component and manufacturing costs, partially offset by a favorable product mix and favorable foreign currency movements.

•

Selling, general, and administrative expenses increased by 14 percent on a constant currency basis. SG&A expenses improved to 20.2 percent of revenue in the quarter, compared with 20.4 percent in the same period of the prior year. The increase in SG&A expenses were mainly due to increases in employee-related expenses and incremental expense associated with our acquisition of MEDIFOX DAN.

•	Income from operations increased by 5 percent and non-GAAP income from operations increased by 10 percent.

RMD First Quarter 2024 Earnings Press Release – October 26, 2023	Page 3 of 10

•

Net income for the quarter was $219.4 million and diluted earnings per share was $1.49. Non-GAAP net income increased by 9% to $241.2 million, and non-GAAP diluted earnings per share increased by 9% to $1.64, predominantly attributable to strong sales, partially offset by gross margin contraction.

•

Operating cash flow for the quarter was $286.3 million, compared to net income in the current quarter of $219.4 million and non-GAAP net income of $241.2 million. During the quarter we paid $70.6 million in dividends.

Other Business and Operational Highlights

•

Presented at the European Respiratory Society (ERS) Congress on topics including improving NIV management, phenotyping, and personalizing OSA therapy, innovative clinical practice in home high-flow therapy, indication of use of ASV therapy, and implementing patient feedback in CPAP therapy management.

•

Announced and closed the acquisition of privately held Somnoware, a leader in digital sleep and respiratory care diagnostics software for sleep labs and physicians. Somnoware is upstream of and complementary to ResMed’s current post-testing AirView and Brightree offerings and will remain an open platform.

Dividend program

The ResMed board of directors today declared a quarterly cash dividend of $0.48 per share. The dividend will have a record date of November 9, 2023, payable on December 14, 2023. The dividend will be paid in U.S. currency to holders of ResMed’s common stock trading on the New York Stock Exchange. Holders of CHESS Depositary Interests (“CDIs”) trading on the Australian Securities Exchange will receive an equivalent amount in Australian currency, based on the exchange rate on the record date, and reflecting the 10:1 ratio between CDIs and NYSE shares. The ex-dividend date will be November 8, 2023, for common stockholders and for CDI holders. ResMed has received a waiver from the ASX’s settlement operating rules, which will allow ResMed to defer processing conversions between its common stock and CDI registers from November 8, 2023, through November 9, 2023, inclusive.

Webcast details

ResMed will discuss its first-quarter fiscal year 2024 results on its webcast at 1:30 p.m. U.S. Pacific Time today. The live webcast of the call can be accessed on ResMed’s Investor Relations website at investor.resmed.com. Please go to this section of the website and click on the icon for the “Q1 2024 Earnings Webcast” to register and listen to the live webcast. A replay of the earnings webcast will be accessible on the website and available approximately two hours after the live webcast. In addition, a telephone replay of the conference call will be available approximately three hours after the webcast by dialing +1 877-660-6853 (U.S.) or +1 201-612-7415 (outside U.S.) and entering the passcode 13741866. The telephone replay will be available until November 9, 2023.

RMD First Quarter 2024 Earnings Press Release – October 26, 2023	Page 4 of 10

About ResMed

At ResMed (NYSE: RMD, ASX: RMD) we pioneer innovative solutions that treat and keep people out of the hospital, empowering them to live healthier, higher-quality lives. Our digital health technologies and cloud-connected medical devices transform care for people with sleep apnea, COPD, and other chronic diseases. Our comprehensive out-of-hospital software platforms support the professionals and caregivers who help people stay healthy in the home or care setting of their choice. By enabling better care, we improve quality of life, reduce the impact of chronic disease, and lower costs for consumers and healthcare systems in more than 140 countries. To learn more, visit ResMed.com and follow @ResMed.

Safe harbor statement

Statements contained in this release that are not historical facts are “forward-looking” statements as contemplated by the Private Securities Litigation Reform Act of 1995. These forward-looking statements – including statements regarding ResMed’s projections of future revenue or earnings, expenses, new product development, new product launches, new markets for its products, the integration of acquisitions, our supply chain, domestic and international regulatory developments, litigation, tax outlook, and macroeconomic conditions of our business – are subject to risks and uncertainties, which could cause actual results to materially differ from those projected or implied in the forward-looking statements. Additional risks and uncertainties are discussed in ResMed’s periodic reports on file with the U.S. Securities & Exchange Commission. ResMed does not undertake to update its forward-looking statements.

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RMD First Quarter 2024 Earnings Press Release – October 26, 2023	Page 5 of 10

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited; $ in thousands, except for per share amounts)

	Three Months Ended
	September 30, 2023	September 30, 2022
Net revenue	$1,102,321	$950,294

Cost of sales	485,442	403,110
Amortization of acquired intangibles (1)	8,908	6,374
Astral field safety notification expenses (1)	7,911	—

Total cost of sales	$502,261	$409,484

Gross profit	$600,060	$540,810

Selling, general, and administrative	222,874	193,933
Research and development	75,710	63,188
Amortization of acquired intangibles (1)	12,479	7,950

Total operating expenses	$311,063	$265,071

Income from operations	$288,997	$275,739

Other income (expenses), net:
Interest income (expense), net	$(14,957)	$(7,134)
Loss attributable to equity method investments	(3,895)	(2,028)
Gain (loss) on equity investments (1)	(602)	(3,280)
Other, net	2,648	(1,504)

Total other income (expenses), net	(16,806)	(13,946)

Income before income taxes	$272,191	$261,793
Income taxes	52,769	51,315

Net income	$219,422	$210,478

Basic earnings per share	$1.49	$1.44
Diluted earnings per share	$1.49	$1.43
Non-GAAP diluted earnings per share (1)	$1.64	$1.51

Basic shares outstanding	147,075	146,431
Diluted shares outstanding	147,486	147,134

(1)	See the reconciliation of non-GAAP financial measures in the table at the end of the press release.

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RMD First Quarter 2024 Earnings Press Release – October 26, 2023	Page 6 of 10

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Unaudited; $ in thousands)

	September 30, 2023	June 30, 2023
Assets
Current assets:
Cash and cash equivalents	$209,100	$227,891
Accounts receivable, net	692,388	704,909
Inventories	958,233	998,012
Prepayments and other current assets	444,864	437,018

Total current assets	$2,304,585	$2,367,830
Non-current assets:
Property, plant, and equipment, net	$533,985	$537,856
Operating lease right-of-use assets	123,416	127,955
Goodwill and other intangibles, net	3,375,420	3,322,640
Deferred income taxes and other non-current assets	403,380	395,427

Total non-current assets	$4,436,201	$4,383,878

Total assets	$6,740,786	$6,751,708

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$177,048	$150,756
Accrued expenses	348,263	365,660
Operating lease liabilities, current	21,795	21,919
Deferred revenue	146,718	138,072
Income taxes payable	67,073	72,224
Short-term debt	9,905	9,902

Total current liabilities	$770,802	$758,533
Non-current liabilities:
Deferred revenue	$121,492	$119,186
Deferred income taxes	87,672	90,650
Operating lease liabilities, non-current	112,448	116,853
Other long-term liabilities	34,328	68,166
Long-term debt	1,351,511	1,431,234
Long-term income taxes payable	12,157	37,183

Total non-current liabilities	$1,719,608	$1,863,272

Total liabilities	$2,490,410	$2,621,805

Stockholders’ equity
Common stock	$588	$588
Additional paid-in capital	1,791,351	1,772,083
Retained earnings	4,401,841	4,253,016
Treasury stock	(1,623,256)	(1,623,256)
Accumulated other comprehensive income	(320,148)	(272,528)

Total stockholders’ equity	$4,250,376	$4,129,903

Total liabilities and stockholders’ equity	$6,740,786	$6,751,708

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RMD First Quarter 2024 Earnings Press Release – October 26, 2023	Page 7 of 10

RESMED INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited; $ in thousands)

	Three Months Ended
	September 30, 2023	September 30, 2022
Cash flows from operating activities:
Net income	$219,422	$210,478

Adjustment to reconcile net income to cash provided by operating activities:
Depreciation and amortization	44,934	36,273
Amortization of right-of-use assets	8,508	7,761
Stock-based compensation costs	18,510	16,919
Loss attributable to equity method investments, net of dividends received	3,895	2,028
(Gain) loss on equity investment	602	3,280
Changes in operating assets and liabilities:
Accounts receivable, net	6,534	(56,238)
Inventories, net	26,911	(147,096)
Prepaid expenses, net deferred income taxes and other current assets	(42,015)	(36,784)
Accounts payable, accrued expenses, income taxes payable and other	(1,018)	8,041

Net cash provided by operating activities	$286,283	$44,662
Cash flows from investing activities:
Purchases of property, plant, and equipment	(30,035)	(29,056)
Patent registration and acquisition costs	(10,831)	(3,317)
Business acquisitions, net of cash acquired	(103,183)	(19,100)
Purchases of investments	(3,680)	(4,291)
Proceeds from exits of investments	250	—
(Payments) / proceeds on maturity of foreign currency contracts	(1,501)	(3,042)

Net cash used in investing activities	$(148,980)	$(58,806)
Cash flows from financing activities:
Proceeds from issuance of common stock, net	983	2,610
Taxes paid related to net share settlement of equity awards	(225)	(59)
Payments of business combination contingent consideration	(1,293)	—
Proceeds from borrowings, net of borrowing costs	105,000	50,000
Repayment of borrowings	(185,000)	(30,000)
Dividends paid	(70,597)	(64,431)

Net cash (used in) / provided by financing activities	$(151,132)	$(41,880)

Effect of exchange rate changes on cash	$(4,962)	$(10,523)

Net increase / (decrease) in cash and cash equivalents	(18,791)	(66,547)
Cash and cash equivalents at beginning of period	227,891	273,710

Cash and cash equivalents at end of period	$209,100	$207,163

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RMD First Quarter 2024 Earnings Press Release – October 26, 2023	Page 8 of 10

RESMED INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Unaudited; $ in thousands, except for per share amounts)

The measures “non-GAAP gross profit” and “non-GAAP gross margin” exclude amortization expense from acquired intangibles and restructuring expense related to cost of sales and are reconciled below:

	Three Months Ended
	September 30, 2023	September 30, 2022
Revenue	$1,102,321	$950,294

GAAP cost of sales	$502,261	$409,484
Less: Amortization of acquired intangibles (A)	(8,908)	(6,374)
Less: Astral field safety notification expenses (A)	(7,911)	—

Non-GAAP cost of sales	$485,442	$403,110

GAAP gross profit	$600,060	$540,810
GAAP gross margin	54.4%	56.9%
Non-GAAP gross profit	$616,879	$547,184
Non-GAAP gross margin	56.0%	57.6%

The measure “non-GAAP income from operations” is reconciled with GAAP income from operations below:

	Three Months Ended
	September 30, 2023	September 30, 2022
GAAP income from operations	$288,997	$275,739
Amortization of acquired intangibles—cost of sales (A)	8,908	6,374
Amortization of acquired intangibles—operating expenses (A)	12,479	7,950
Acquisition-related expenses (A)	483	745
Astral field safety notification expenses (A)	7,911	—

Non-GAAP income from operations	$318,778	$290,808

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RMD First Quarter 2024 Earnings Press Release – October 26, 2023	Page 9 of 10

RESMED INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures

(Unaudited; $ in thousands, except for per share amounts)

The measures “non-GAAP net income” and “non-GAAP diluted earnings per share” are reconciled with GAAP net income and GAAP diluted earnings per share in the table below:

	Three Months Ended
	September 30, 2023	September 30, 2022
GAAP net income	$219,422	$210,478
Amortization of acquired intangibles—cost of sales (A)	8,908	6,374
Amortization of acquired intangibles—operating expenses (A)	12,479	7,950
Acquisition-related expenses (A)	483	745
Astral field safety notification expenses (A)	7,911	—
Income tax effect on non-GAAP adjustments (A)	(8,019)	(3,458)

Non-GAAP net income (A)	$241,184	$222,089

GAAP diluted shares outstanding	147,486	147,134
GAAP diluted earnings per share	$1.49	$1.43
Non-GAAP diluted earnings per share (A)	$1.64	$1.51

(A)

ResMed adjusts for the impact of the amortization of acquired intangibles, acquisition-related expenses, Astral field safety notification expenses, and associated tax effects from their evaluation of ongoing operations, and believes that investors benefit from adjusting these items to facilitate a more meaningful evaluation of current operating performance.

ResMed believes that non-GAAP diluted earnings per share is an additional measure of performance that investors can use to compare operating results between reporting periods. ResMed uses non-GAAP information internally in planning, forecasting, and evaluating the results of operations in the current period and in comparing it to past periods. ResMed believes this information provides investors better insight when evaluating ResMed’s performance from core operations and provides consistent financial reporting. The use of non-GAAP measures is intended to supplement, and not to replace, the presentation of net income and other GAAP measures. Like all non-GAAP measures, non-GAAP earnings are subject to inherent limitations because they do not include all the expenses that must be included under GAAP.

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RMD First Quarter 2024 Earnings Press Release – October 26, 2023	Page 10 of 10

RESMED INC. AND SUBSIDIARIES

Revenue by Product and Region

(Unaudited; $ in millions, except for per share amounts)

	Three Months Ended
	September 30, 2023 (A)	September 30, 2022 (A)	% Change	Constant Currency (B)
U.S., Canada, and Latin America
Devices	$345.9	$339.5	2%
Masks and other	292.5	238.6	23

Total U.S., Canada and Latin America	$638.4	$578.1	10

Combined Europe, Asia, and other markets
Devices	$218.8	$178.0	23%	20%
Masks and other	105.8	88.3	20	15

Total Combined Europe, Asia and other markets	$324.7	$266.3	22	18

Global revenue
Total Devices	$564.7	$517.6	9%	8%
Total Masks and other	398.3	326.9	22	21

Total Sleep and Respiratory Care	$963.0	$844.4	14	13

Software-as-a-Service	139.3	105.9	32

Total	$1,102.3	$950.3	16	15

(A)	Totals and subtotals may not add due to rounding.
(B)

In order to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency fluctuations, we provide certain financial information on a “constant currency basis,” which is in addition to the actual financial information presented. In order to calculate our constant currency information, we translate the current period financial information using the foreign currency exchange rates that were in effect during the previous comparable period. However, constant currency measures should not be considered in isolation or as an alternative to U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

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